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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): June 10, 2004

                                STERICYCLE, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                   0-21229                  36-3640402
 (State or other juris-       (Commission file             (IRS employer
diction of incorporation)          number)            identification number)

                             28161 North Keith Drive
                           Lake Forest, Illinois 60045
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (847) 367-5910

      Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

      [ ] Written communications pursuant to Rule 425 under the Securities Act

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

      On June 10, 2004, Stericycle UK, Ltd., an indirect wholly-owned subsidiary of the registrant, Stericycle, Inc. (the "Company"), entered into and closed an agreement to purchase all of the outstanding shares of White Rose Environmental Limited ("White Rose"), a United Kingdom company providing waste management services in England and Wales. The purchase price for the White Rose shares was approximately $63.8 million, of which approximately $52.3 million was paid in cash at closing and the balance of approximately $11.5 million was paid by the delivery of three-year interest-free notes.

      A copy of the sale and purchase agreement is filed with this Report as
Exhibit 10.1. A copy of the press release that the Company issued on June 10, 2004 is filed with this Report as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATES AND EXHIBITS

      (c) EXHIBITS

      The following exhibits are filed with this Report:

10.1 An Agreement dated June 10, 2004 relating to the sale and purchase of White Rose Environmental Limited, entered into by A. Hinton and other vendors and Stericycle UK, Ltd.

      In accordance with Item 601(b)(2) of Regulation S-K, this exhibit omits certain schedules and appendices. They are: schedule 6, Properties; appendix 1, Material Customer Contracts, appendix 2, Completion Date Balance Sheet, and appendix 3, Aged Debtors. The Company will furnish a copy of any omitted schedule or appendix to the U.S. Securities and Exchange Commission supplementally upon request.

99.1  Press release issued June 10, 2004

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Date: June 16, 2004.

                                            STERICYCLE, INC.

                                            By /s/ FRANK J.M. TEN BRINK
                                               ---------------------------------
                                               Frank J.M. ten Brink
                                               Executive Vice President and
                                                  Chief Financial Officer

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